UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 13, 2007

ABLE ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-15035	22-3520840
(States or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

198 Green Pond Road, Rockaway, NJ 07866
(Address of Principal Executive Offices) (Zip Code)

Registrants' telephone number, including area code (973) 625-1012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Account.

(i) On August 13, 2007, Able Energy, Inc. (the "Company") dismissed Marcum & Kliegman LLP (“M&K”) as its independent registered public accounting firm.

(ii) The report of M&K on the Company's financial statements and financial statement schedule for the fiscal years ended June 30, 2006 and June 30, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The Company's Audit Committee unanimously recommended and approved the decision to change independent registered public accounting firms.

(iv) In connection with the audits of the Company's financial statements for each of the two most recently completed fiscal years and through August 13, 2007, there have been no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&K, would have caused it to make reference to the subject matter of such disagreements in connection with its audit report. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(v) The Company has given permission to M&K to respond fully to the inquiries of the successor auditor, including those concerning the subject matter of this reportable event.

(vi) The Company has requested that M&K furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. The Company shall file a copy of this letter upon its receipt by amendment to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of August 2007.

ABLE ENERGY, INC.

By:	/s/ Gregory Frost
Gregory Frost
Chief Executive Officer